(d)(5)(iii)

FORM OF

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)
Brokerage Cash Reserves Initial Term Expires August 1, 2006	0.95%

	Classes
	A	B	C	I	O	R	W
ING 130/30 Fundamental Research Fund Initial Term Expires October 1, 2007	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A

ING Alternative Beta Fund Initial Term Expires March 1, 2010	1.40%	2.15%	2.15%	1.15%	N/A	N/A	1.15%

ING Balanced Fund Initial Term Expires October 1, 2008	1.23%	1.98%	1.98%	0.98%	1.23%	N/A	N/A

ING Corporate Leaders 100 Fund Initial Term Expires October 1, 2009	0.90%	1.65%	1.65%	0.65%	N/A	N/A	0.65%

ING Global Target Payment Fund[1] Initial Term Expires March 1, 2010	1.30%	2.05%	2.05%	1.05%	N/A	N/A	1.05%

(d)(5)(iii)

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	B	C	I	O	R	W
ING Global Science and Technology Fund Initial Term Expires March 1, 2006	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	N/A

ING Growth and Income Fund Initial Term Expires October 1, 2010	1.08%	1.83%	1.83%	0.83%	N/A	N/A	N/A

ING Index Plus LargeCap Fund Initial Term Expires October 1, 2011[2]	0.95%	1.70%	1.45%	0.70%	0.95%	1.20%	N/A

ING Index Plus MidCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	N/A

ING Index Plus SmallCap Fund Initial Term Expires October 1, 2006	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	N/A

ING Small Company Fund Initial Term Expires October 1, 2006	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	N/A

ING Strategic Allocation Moderate Fund[1] Initial Term Expires October 1, 2006	1.20%	1.95%	1.95%	0.95%	1.20%	N/A	N/A

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.
[2]

The extension of the expense limit term for ING Index Plus LargeCap Fund through October 1, 2011 is effective on or about October 18, 2008 and is contingent upon the shareholder approval of the merger of ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI and ING Index Plus LargeCap Equity Fund VII with and into ING Index Plus LargeCap Fund.

(d)(5)(iii)

Name of Fund	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	A	B	C	I	O	R	W
ING Strategic Allocation Growth Fund[1] Initial Term Expires October 1, 2006	1.25%	2.00%	2.00%	1.00%	1.25%	N/A	N/A

ING Strategic Allocation Conservative Fund[1] Initial Term Expires October 1, 2006	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A

ING Tactical Asset Allocation Fund Initial Term Expires October 1, 2009	N/A	N/A	N/A	0.70%	N/A	N/A	N/A

ING U.S. Government Money Market Fund Initial Term Expires August 1, 2010	0.62%	1.62%	0.62%	0.62%	0.62%	N/A	N/A

_______

HE

Date last updated: October 15, 2008

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

3